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                                                                    Exhibit 10.4

                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made on this 9th day of May, 2001 by and between SONICblue Incorporated (formerly named as S3 Incorporated, the "Pledgor") and Chinatrust Commercial Bank (the "Pledgee"), in its capacity as the security agent acting for the interest of all banks under the Credit Agreement dated 9 November 2000 made by and between the Pledgor as the borrower and all banks named therein as the lender (the "Credit Agreement")

WHEREAS, all parties to the Credit Agreement have agreed to amend the credit facility under the Credit Agreement (the Credit Agreement being amended hereinafter called the "First Amendment") to increase the amount of the credit facility from US$70 million to US$80 million;

WHEREAS, as required under Article 3 of the First Amendment, the parties hereto have agreed to amend the Pledge Agreement dated 9 November 2000 made by and between the Pledgor and the Pledgee (the "Pledge Agreement");

NOW THEREFORE, in consideration of the premises above and the covenants contained hereinafter, the parties hereto agree as follows:

1. Notwithstanding the renewal of the credit facility under the Credit Agreement, the parties hereto agree that the pledge created under the Pledge Agreement shall be applied to secure any and all of the debts, liabilities and obligations of the Pledgor under the First Amendment.

2. Except for the following, all the terms, conditions and provisions of the Pledge Agreement shall remain the same:

        (i) in addition to the first priority perfected security interest in the existing Pledged Shares in favor of the Pledgee under the Pledge Agreement, the Pledgor shall, on or before the drawdown of the loan under the First Amendment, provide, pledge and create a first priority perfected security interest thereon in favor of the Pledgee, covering an additional 1,000,000 unrestricted common shares issued by the Company to fully secure its borrowing obligations under the First Amendment;


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        (ii)   the ratio of "175%" in Line 2 of Section 5 (b) of the Pledge
               Agreement shall be amended to "180%";

        (iii) the ratio of "130%" in Lines 1 and 4 of Section 5 (c) of the Pledge Agreement shall be amended to "150%";

        (iv) the ratio of "175%" in Line 1 of Section 6 (b) of the Pledge Agreement shall be amended to "180%"; and

        (v) all references to "Credit Agreement and its date and loan amount" in the Pledge Agreement shall be deemed as referring to "First Amendment" and its date and loan amount"; and all references to "this Agreement", "hereof" or "herein" in the Pledge Agreement shall be deemed as referring to the Pledge Agreement and this Amendment Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.


Pledgee:                                   Pledgor:

Chinatrust Commercial Bank                  SONICblue Incorporated



By /s/ John Teng                            By /s/ Ronald R. Matsushima
   ---------------------------------           ---------------------------------
   Name: John Teng                             Name: Ronald R. Matsushima
   Title: Executive Vice President &           Title: Vice President &
          Head of America Region                      Corporate Treasurer

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